INDEMNIFICATION AGREEMENT

AGREEMENT dated as of February 23, 2006 between NEW BRUNSWICK SCIENTIFIC CO., INC., a New Jersey corporation (the "Corporation") and Thomas E. Bocchino (the "Officer").

WHEREAS, the Officer is an officer of the Corporation holding the positions of Vice President - Finance, Chief Financial Officer, Chief Accounting Officer, Treasurer; and

WHEREAS, proceedings based upon the Officer's performance of his duties as an officer of the Corporation or on the governing board of another business entity or both may be brought from time to time against or involving him; and

WHEREAS, the Corporation recognizes that the threat of such proceedings might inhibit the Officer in his performance of his duties, cause the Officer to cease serving as an officer of the Corporation and/or make him unwilling to serve on the governing board of another business entity as requested by the Corporation; and

WHEREAS, to reduce any such inhibition, the Corporation wishes to indemnify the Officer against liabilities he may incur as a result of certain proceedings, as well as expenses he may incur in his defense in such proceedings; and

WHEREAS, in certain proceedings involving claims relating to the Employee Retirement Income Security Act of 1974, as amended, Federal law may apply to limit the permissible scope of indemnification; and

NOW, THEREFORE, the parties hereto, for valuable consideration, incident to the Officer's service to, and to induce the continued service of the Officer to the Corporation and on the governing boards of such other business entities as the Corporation may direct, agree as follows:

ARTICLE I
DEFINITIONS

1.1   Proceeding. "Proceeding" shall mean any pending, threatened or completed civil, criminal, administrative or arbitrative action, suit or proceeding, any appeal from any such action, suit or proceeding, and any inquiry or investigation which could lead to any such action, suit or proceeding.

1.2   Expenses. "Expenses" shall mean reasonable costs, disbursements and counsel fees.

1.3   Liabilities. "Liabilities" shall mean amounts paid or incurred in satisfaction or settlements, judgments, fines and penalties.

1.4   Derivative Suit. "Derivative Suit" shall mean a Proceeding against the Officer brought by or in the right of the Corporation and/or an Affiliate (hereinafter defined), which involves the Officer by reason of his being or having been a director, officer or agent of the Corporation, an Affiliate or a subsidiary thereof.

1.5   Breach Of The Officer's Duty of Loyalty. "Breach Of The Officer's Duty Of Loyalty" shall mean an act or omission which that person knows or believes to be contrary to the best interests of the Corporation and/or an Affiliate or its Shareholders in connection with a matter in which he has a material conflict of interest.

1.6   ERISA Suit. "ERISA Suit" shall mean a proceeding against the Officer brought by or on behalf of a participant(s) or beneficiary of any employee welfare or pension benefit plan by reason of his being or having been a Trustee or fiduciary of such plan, or by reason of his actions with respect to the plan which he has taken in his capacity as a Officer.

1.7   Affiliate. "Affiliate" shall mean a business or corporate entity in which the Corporation owns or holds debt or equity securities or otherwise has an economic interest and on whose governing board the Corporation has requested that the Officer serve.

ARTICLE II
INDEMNIFICATION

2.1   Personal Liability. The Officer shall not be personally liable to the Corporation, an Affiliate or its stockholders for damages for breach of any duty owed to the Corporation, an Affiliate or its stockholders unless such breach of duty is based upon an act or omission (a) in Breach Of The Officer's Duty Of Loyalty to the Corporation, an Affiliate or its stockholders; (b) not in good faith or involving a knowing violation of law; or (c) resulting in receipt by the Officer of an improper personal benefit.

2.2   Expenses. Unless otherwise expressly prohibited by law, the Corporation shall (to the extent (i) not indemnified by an Affiliate or (ii) such indemnification is not funded or (iii) not covered by directors and officers liability insurance obtained by an Affiliate) indemnify the Officer against his Expenses and all Liabilities in connection with any Proceeding involving the Officer, including a proceeding by or in the right of the Corporation and/or an Affiliate, unless such breach of duty is based upon an act or omission (a) in Breach Of The Officer's Duty Of Loyalty to the Corporation, an Affiliate or its stockholders; (b) not in good faith or involving a knowing violation of law; or (c) resulting in receipt by the Officer of an improper personal benefit.

2.3   Advancement of Expenses. The Corporation shall (to the extent (i) an Affiliate does not advance or (ii) funds are not advanced under directors and officers liability insurance obtained by an Affiliate) advance or pay those Expenses incurred by the Officer in a Proceeding as and when incurred, provided, however, that the Officer shall, as a condition to receipt of such advances, undertake to repay all amounts advanced if it shall finally be adjudicated that the breach of duty by the Officer was based on an act or omission (a) in Breach Of The Officer's Duty Of Loyalty to the Corporation, an Affiliate or its stockholders; (b) not in good faith or involving a knowing violation of the law; or (c) resulting in receipt of an improper personal benefit.

ARTICLE III
INDEMNIFICATION FOR ERISA SUITS

3.1   Indemnification. The Corporation shall, to the extent indemnification is not available to the Officer under Article II of this Agreement (including indemnification by an Affiliate), and to the extent coverage is not available under fiduciary liability insurance obtained by the Corporation or an Affiliate, indemnify the Officer against any and all Liabilities and Expenses which he may incur in connection with any ERISA Suit, if:

(a)    he acted in good faith, and

(b)    in a manner which did not constitute a breach of fiduciary obligations as defined by the Employee Retirement Income Security Act, 29 U.S.C. §1101-1114.

3.2   No Presumption. The termination of any proceeding in connection with any ERISA Suit by judgment, order or settlement should not of itself create a presumption that the Officer did not meet the applicable standards of conduct set forth in subparagraphs (a) and (b) above.

3.3   Determination. Any determination concerning whether the Officer met the standards of conduct set forth in subparagraphs 3.1(a) and (b) above shall be made:

(a)    by the Board of Directors of the Corporation or a committee thereof acting by a majority vote of a quorum consisting of directors who were not parties to or otherwise involved in the proceeding; or

(b)    by the Shareholders, if provided by the Certificate of Incorporation, the by-laws of the Corporation, or a resolution of either the Board of Directors or the Shareholders of the Corporation; or

(c)    By independent legal counsel in a written opinion, if a quorum of the Board of Directors cannot be obtained, or if a quorum of the Board of Directors or a committee thereof by a majority vote of the disinterested directors so directs. Such counsel shall be designated by the Board of Directors.

ARTICLE IV
ASSERTION OF CLAIMS

4.1   Claims. An Officer serving at the request of the Corporation on the board of directors of an Affiliate shall make reasonable and timely efforts to obtain indemnification from the Affiliate and to invoke the coverage of any applicable insurance obtained by the Affiliate.

4.2   Subrogation. To the extent indemnification from an Affiliate or insurance coverage was available for the Officer serving at the request of the Corporation on the board of directors of an Affiliate and the Corporation expended funds on behalf of the Officer, the Corporation shall be subrogated to the rights of the Officers to such indemnification and/or insurance. The Officer shall cooperate as reasonably required by the Corporation in connection with the Corporation's rights under this section.

ARTICLE V
MISCELLANEOUS

5.1   Agreement Effective Despite Service Prior to Effective Date and After Termination of Officer. This Agreement shall be effective without regard to the service of the Officer as an Officer of the Corporation and/or an Affiliate prior to the date hereof and this Agreement shall remain effective notwithstanding the removal, resignation, death or other termination of the Officer from any position with the Corporation.

5.2   Binding Effect Upon Successors of Corporation. This Agreement shall bind the Corporation, its successors and assigns.

5.3   Insurance. The Corporation, at its sole discretion, may purchase and maintain insurance on behalf of the Officer.

5.4   Scope. The scope of this Agreement and the indemnification provided hereunder shall not exceed that provided to the Officer under any other agreements.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

ATTEST:	NEW BRUNSWICK SCIENTIFIC CO., INC.

/s/ Adele Lavender	By:	/s/ David Freedman
Adele Lavender		David Freedman
Secretary		Chairman and Chief Executive Officer

	By:	/s/ Thomas E. Bocchino
Thomas E. Bocchino
Vice President, Finance
Chief Financial Officer
Chief Accounting Officer
Treasurer